Exhibit 99.1

One Stop Systems Closes Acquisition of Concept Development

Expands Market Reach into In-flight Entertainment Market

Escondido, Calif. and Irvine, Calif., September 6, 2018 – One Stop Systems, Inc. (OSS), a leader in specialized high-performance computers, has completed the previously announced agreement to acquire Irvine California-based Concept Development, Inc. (CDI), which specializes in the design and manufacture of in-flight entertainment systems and components for commercial aircraft.

“The CDI acquisition furthers our plan to achieve rapid growth through both organic and strategic M&A activities,” said Steve Cooper, OSS president and CEO. “CDI’s broad experience in high-performance systems for the aerospace and in-flight entertainment markets augments OSS’ capabilities in designing and manufacturing specialized high-performance computing products for rugged airborne environments, media and entertainment.”

The companies expect the synergies of the combined businesses to enhance the capabilities of their engineering, manufacturing and customer support, as well as significantly broaden their market reach.

“Together, we have more capable resources for bringing high-performance computing to in-flight entertainment and other growth markets,” added Cooper. “We can also now offer an even greater value proposition to our customers and further set ourselves apart from the competition.”

According to CDI president, Jim Reardon: “Joining OSS brings a number of major benefits to CDI, including dramatically advancing the pace of our OEM products for in-flight entertainment and military aerospace, as well as advanced industrial customers. OSS has a highly-capable and seasoned global sales force that are already calling on accounts that are highly qualified to become CDI customers. With OSS we see an immediate expansion of our market opportunities, and we have already begun to jointly pursue a number of proposals.”

Further details are available in the Form 8-K OSS has filed with the U.S. Securities and Exchange Commission, which is accessible from the investor section on the company’s website.

About Concept Development

Irvine, California-based Concept Development, Inc. specializes in the design and manufacturing of custom high-performance computing systems for airborne in-flight entertainment systems. CDI’s capabilities include electrical, mechanical and software design as well as extensive experience in test and certifications required for airborne systems. CDI provides these advanced custom solutions for global enterprise customers. For more information, go to www.cdvinc.com.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures specialized high-performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com.

Cautionary Note Regarding Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include those regarding the company’s 2018 financial outlook and expectations for 2018 revenue growth generated by new products, design wins or M&A activity, including the acquisition of CDI. The inclusion of such forward-looking statements and others should not be regarded as a representation by OSS that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation, that the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, which would make our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance; our products are subject to competition, including competition from the customers to whom we sell, and competitive pressures from new and existing companies may harm our business, sales, growth rates, and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products that meet the needs of our customers; the likelihood of design proposals becoming design wins is uncertain and revenue may never be realized; our products fulfill specialized needs and functions within the technology industry and such needs or functions may become unnecessary or the characteristics of such needs and functions may shift in such a way as to cause our products to no longer fulfill such needs or functions; new entrants into the our market may harm our competitive position; we may not be able to efficiently and cost-effectively integrate new acquisitions, including CDI; we rely on a limited number of suppliers to support our manufacturing and design process; if we cannot protect our proprietary design rights and intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; our international sales and operations subject us to additional risks that can adversely affect our operating results and financial condition; if we fail to remedy material weaknesses in our internal controls over financial reporting, we may not be able to accurately report our financial results; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to revise or update this information to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9884

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email contact

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